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Exhibit 4.10.5

        AMENDMENT NO. 1 dated as of October 11, 2002 (this "Amendment"), to the Amended and Restated Credit Agreement dated as of April 20, 2001, as amended and restated by the Amendment and Restatement Agreement dated as of May 8, 2002 (the "Credit Agreement"), among ALLIANT TECHSYSTEMS INC., a Delaware corporation (the "Company"), the BORROWING SUBSIDIARIES party thereto (each, a "Borrowing Subsidiary" and collectively with the Company, the "Borrowers"), the LENDERS party thereto, the ISSUING BANKS party thereto and JPMORGAN CHASE BANK, as Administrative Agent for the Lenders thereunder (the "Administrative Agent").

        The Company has requested that certain provisions of the Credit Agreement be amended as set forth herein and the requisite Lenders and the Administrative Agent are willing so to amend the Credit Agreement on the terns and subject to the conditions set forth herein. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

        Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

        SECTION 1.    Amendment.    Upon the effectiveness of this Amendment as provided in Section 2 below, the Credit Agreement is hereby amended as follows:

          (a)  Section 1.01 of the Credit Agreement is hereby amended by inserting the following definitions in their proper alphabetical order in Section 1.01, in place of the corresponding existing definition where such definitions exist:

    "Lender LC Documents" means, with respect to any Lender Letter of Credit, any related letter of credit and reimbursement agreement, issuance request or requests or any other documents executed in connection with the foregoing, provided that all such documents shall have terms substantially the same or more favorable in all material respects (including, without limitation, as to pricing) to the applicable Borrower as the corresponding terms set forth in the Loan Documents; provided, further, that the execution and delivery of, or performance by the Company or any applicable Borrower or Subsidiary under, any such Lender LC Document would not cause or give rise to an Event of Default under any of the Loan Documents. If the Administrative Agent shall have received written notification from the applicable Borrower and the applicable Lenders that any letters of credit (including Lender Letters of Credit but excluding Letters of Credit, which are covered by Section 2.05(k) of this Agreement) issued by such Lenders shall have been deemed by such applicable Borrower and such issuing Lenders to have been issued under alternative documents (other than the documents under which any such letters of credit were originally issued) that would otherwise satisfy the provisos set forth in the immediately preceding sentence, then, as of the date specified in such written notification, (i) such alternative documents shall be Lender LC Documents (and the only applicable Lender LC Documents) in respect of each such letter of credit for all purposes hereunder and (ii) each such letter of credit shall be deemed to have been issued under such alternative documents for all purposes.

    "Lender Letter of Credit" means (i) anyone or more letters of credit issued (or deemed to have been issued in accordance with clause (ii) of the definition of "Lender LC Documents") for the account of any Borrower by anyone or more Persons that is a Lender at the time such letter of credit is issued (or deemed to have been issued in accordance with clause (ii) of the definition of "Lender LC Documents") pursuant to a separate Lender LC Document between or among such Borrower, or the Company on its behalf, and such Lender or Lenders, including any such Lender LC Document providing for a letter of credit facility with more than one of the Lenders; provided that the Company or such Borrower shall have designated such letter of credit as a Lender Letter of Credit by written notice to the Administrative Agent on or prior to the time of the issuance (or such deemed issuance in accordance with clause (ii) of the definition of "Lender LC Documents") of such letter of credit, or (ii) any

    Letter of Credit which has become a Lender Letter of Credit in accordance with Section 2.05(k) hereof. The notice referred to in the proviso to clause (i) of this definition may (but is not required to) be contained in the written notification referred to in the second sentence of the definition of "Lender LC Documents".

    "Letter of Credit" means any letter of credit issued pursuant to this Agreement that is not a Lender Letter of Credit;

    "Obligations" means (a) all principal of and interest (including any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any Borrower, whether or not allowed or allowable in such proceeding) on any Loan under this Agreement, (b) any Reimbursement Obligation, (c) all other amounts payable by any Loan Party hereunder or under any other Financing Document (as defined in the Security Agreement), (d) any Hedging Obligations (as defined in the Security Agreement), and (e) any renewals or extensions of any of the foregoing.

    "Reimbursement Obligations" means (a) each payment required to be made when due and payable by any Borrower under this Agreement in respect of any Letter of Credit and (b) each payment required to be made when due and payable by any Borrower to any Lender under applicable Lender LC Documents in respect of any Lender Letter of Credit, such payments in each of cases (a) and (b) required to be made in respect of the obligation to reimburse the applicable Issuing Bank or Lender, as the case may be, all interest and fees (if any) owing to the applicable Issuing Bank or Lender, as the case may be, under this Agreement or such Lender LC Documents, as applicable, any costs and expenses reimbursable by the applicable Borrower to the applicable Issuing Bank under this Agreement or the applicable Lender under such Lender LC Documents, as the case may be, obligations to provide cash collateral (if any) to the Administrative Agent, under this Agreement or such Lender LC Documents, as applicable, and any indemnification obligations owing by the applicable Borrower to the applicable Issuing Bank or Lender, as the case may be, under this Agreement or such Lender LC Documents, as applicable.

          (b)  Section 2.05(j) of the Credit Agreement is hereby amended in its entirety as follows.

            G)  Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day on which the Company receives notice from the Administrative Agent upon instruction of the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing more than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph the Borrowers shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an aggregate amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Company described in clause (g) or (h) of Article VII. The Borrowers also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.11(b) and as and to the extent required by Lender LC Documents. Each such deposit shall be held by the Administrative Agent pro rata as collateral for the payment and performance of the obligations of the Borrowers under this Agreement and under Lender LC Documents. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be in Temporary Cash Investments made at the option and sole discretion of the Administrative Agent and at the Borrowers' risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account in respect of Letters of Credit shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements which have not been reimbursed and moneys deposited in such account in respect of Lender Letters of Credit shall be applied by the Administrative Agent to reimburse the applicable issuing banks for disbursements under Lender Letters of Credit and, to the extent not so applied, all such amounts shall be held pro rata for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure or Lender LC Exposure, as the case may be, at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure or Lender LC Exposure, as the case may be, representing more than 50% of the aggregate LC Exposure or Lender LC Exposure), be applied to satisfy other obligations of the Borrowers under this Agreement. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default or in accordance with any Lender LC Document, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three Business Days after all Events of Default (however defined) have been cured or waived hereunder and under each Lender LC Document. If the Borrowers are required to provide an amount of cash collateral hereunder pursuant to Section 2.11(b), such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers as and to the extent that, after giving effect to such return, the Borrowers would remain in compliance with Section 2.11(b) and no Default shall have occurred and be continuing.

          (c)  The Credit Agreement is hereby further amended by adding thereto the following new Section 2.05(k):

            (k)  Conversion of Letters of Credit. At any time, the Company and any Issuing Bank may notify the Administrative Agent in writing (which notice shall be irrevocable) that any specified Letters of Credit or all Letters of Credit issued by such Issuing Bank shall be deemed to be Lender Letters of Credit issued to the same Borrower under Lender LC Documents specified in such notice as of the date provided in such notice (the "LC Date"). Such designated Letters of Credit shall become Lender Letters of Credit for all purposes under this Agreement as of the LC Date without any further action required by any party hereunder and from and after the LC Date the Lenders shall have no further obligations hereunder with respect thereto; provided that nothing in this paragraph shall affect any obligations (whether monetary or otherwise) under this Agreement that shall have accrued in respect of any such Letter of Credit prior to the LC Date.

          (d)  Section 6.02(i) of the Credit Agreement is hereby amended in its entirety as follows:

            (i)    deposits to secure the performance of bids, tenders, trade or government contracts (other than for borrowed money), leases, licenses, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; provided that no Obligations hereunder or under any Lender LC Document may be secured by a deposit or be otherwise cash collateralized except in accordance with Section 2.05(j) of this Agreement or under any Security Document;

        SECTION 2.    Conditions to Effectiveness.    This Amendment shall become effective as of the date first written above (the "Effective Date") when the following conditions precedent shall have been satisfied:

          (a)  The Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Company, the Administrative Agent, each Issuing Bank and the Required Lenders.

          (b)  The Administrative Agent shall have received, or contemporaneously therewith shall receive, (i) the Amendment Fee and (ii) all fees and other amounts due and payable under the Credit Agreement on or prior to the Effective Date in connection with this Amendment and the transactions contemplated hereby, including, without limitation, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including, without limitation, the fees, charges and disbursements of counsel), required to be reimbursed or paid by any Loan Party under the Credit Agreement.

The Administrative Agent shall notify the Company and the Lenders of the Effective Date (which shall be the date as of which all the conditions specified m Section 2 of this Amendment shall have been satisfied), and such notice shall be conclusive and binding.

        SECTION 3.    Amendment Fee.    The Company agrees to pay to the Administrative Agent for the account of each Lender that executes and delivers a copy of this Amendment to the Administrative Agent (or its counsel) at or prior to 5:00 p.m., New York City time, on October 11, 2002, an amendment fee (the "Amendment Fee") in an amount equal to 0.04% of such Lender's total Commitment as of the Effective Date. The Amendment Fee shall be payable in immediately available funds on the Effective Date. Once paid, the Amendment Fee shall not be refundable.

        SECTION 4.    Effect of Amendment.    Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Borrowers under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrowers to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. This Amendment shall constitute a "Loan Document" under the Credit Agreement.

        SECTION 5.    Amendments; Waivers.    This Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by each of the Borrowers, the Administrative Agent, and Lenders constituting the Required Lenders. This Amendment may be executed in any number of separate counterparts, each of which shall constitute an original but all of which when taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment Agreement.

        SECTION 6.    Effect of Amendment.    All notices hereunder shall be given in accordance with the provisions of Section 10.01 of the Credit Agreement.

        SECTION 7.    Counterparts.    This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

        SECTION 8.    Applicable Law.    THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY AGREES TO THE PROVISIONS SET FORTH IN SECTION 10.10 OF THE CREDIT AGREEMENT AS IF SUCH SECTION WERE SET FORTH IN FULL HEREIN.

        SECTION 9.    Headings.    The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

ALLIANT TECHSYSTEMS INC.,
by	/s/ PAUL DAVID MILLER
Name: Paul David Miller Title: Chief Executive Officer
ALLIANT AMMUNITION SYSTEMS COMPANY LLC,
by	/s/ ROBERT J. MCREAVY
Name: Robert J. McReavy Title: Vice President
ALLIANT PRECISION FUZE COMPANY LLC,
by	/s/ PERRI A. HITE
Name: Perri A. Hite Title: Vice President and Secretary
JPMORGAN CHASE BANK, individually and as Administrative Agent,
by	/s/ RICHARD C. SMITH
Name: Richard C. Smith Title: Vice President

SIGNATURE PAGE TO
AMENDMENT NO. 1, DATED
AS OF OCTOBER 11, 2002 TO THE
ALLIANT TECHSYSTEMS INC.
CREDIT AGREEMENT

NAME OF INSTITUTION: ADDISON CDO, LIMITED (#1279)
By:	Pacific Investment Management Company LLC, as its Investment Advisor
By:	/S/
NAME OF INSTITUTION: AERIES FINANCIAL LTD.
By:	INVESCO Senior Secured Management, Inc. as Sub-Managing Agent
By:	/S/
NAME OF INSTITUTION: AIM FLOATING RATE FUND
By:	INVESCO Senior Secured Management, Inc. as Attorney in Fact
By:	/S/
NAME OF INSTITUTION: AIMCO CDO SERIES 2000-A
By:	/S/
NAME OF INSTITUTION: AIMCO CLO SERIES 2001-A
By:	/S/
NAME OF INSTITUTION: ALLSTATE LIFE INSURANCE COMPANY
By:	/S/
NAME OF INSTITUTION: AMARA 2 FINANCIAL LTD.
By:	INVESCO Senior Secured Management, Inc. as Financial Manager
By:	/S/
NAME OF INSTITUTION: AMMC CDO I, LIMITED
By:	American Money Management Corp., as Collateral Agent
By:	/S/

NAME OF INSTITUTION: AMMC CDO II, LIMITED
By:	American Money Management Corp., as Collateral Agent
By:	/S/
NAME OF INSTITUTION: APEX (TRIMARAN) CDO I LTD.
By:	Trimaran Advisors LLC
By:	/S/
NAME OF INSTITUTION: ARES IV CLO LTD.
By:	Ares CLO Management IV, L.P., Investment Manager
By:	Ares CLO GP IV, LLC, its Managing Member
By:	/S/
NAME OF INSTITUTION: ARES V CLO LTD.
By:	Ares CLO Management V, L.P., Investment Manager
By:	Ares CLO GP V, LLC, its Managing Member
By:	/S/
NAME OF INSTITUTION: ARES VI CLO LTD.
By:	Ares CLO Management VI, L.P., Investment Manager
By:	Ares CLO CP VI, LLC, its Managing Member
By:	/S/
NAME OF INSTITUTION: ATHENA CDO, LIMITED (#1277)
By:	Pacific Investment Management Company LLC, Investment Advisor
By:	/S/
NAME OF INSTITUTION: AURUM CLO 2002-1 LTD.
By:	Stein Roe & Farnham Incorporation, Investment Manager
By:	/S/
NAME OF INSTITUTION: AVALON CAPITAL LTD.
By:	INVESCO Senior Secured Management, Inc., Portfolio Advisor
By:	/S/

NAME OF INSTITUTION: AVALON CAPITAL LTD. 2
By:	INVESCO Senior Secured Management, Inc., Portfolio Advisor
By:	/S/
NAME OF INSTITUTION: BIG SKY SENIOR LOAN FUND, LTD.
By:	Eaton Vance Management, Investment Advisor
By:	/S/
NAME OF INSTITUTION: BNP PARIBAS
By:	/S/
NAME OF INSTITUTION: BOEING CAPITAL CORP.
By:	/S/
NAME OF INSTITUTION: BRYN MAWR CLO, LTD.
By:	Deerfield Capital Management LLC, as its Collateral Manager
By:	/S/
NAME OF INSTITUTION: CAPTIVA IV FINANCE LTD.
By:	Pacific Investment Management Company, LLC
By:	/S/
NAME OF INSTITUTION: CATALINA CDO LTD.
By:	Pacific Investment Management Company, LLC
By:	/S/
NAME OF INSTITUTION: CHARTER VIEW PORTFOLIO
By:	INVESCO Senior Secured Management, Inc., as Investment Advisor
By:	/S/
NAME OF INSTITUTION: CLYDESDALE CLO 2001-1, LTD.
By:	Nomura Corporate Research and Asset Management Inc.
By:	/S/

NAME OF INSTITUTION: CONTINENTAL CASUALTY COMPANY
By:	/S/
NAME OF INSTITUTION: COSTANTINUS EATON VANCE CDO V, LTD.
By:	Eaton Vance Management, Investment Advisor
By:	/S/
NAME OF INSTITUTION: CREDIT INDUSTRIEL ET COMMERCIAL
By:	/S/
NAME OF INSTITUTION: CREDIT LYONNAISE, NEW YORK BRANCH
By:	/S/
NAME OF INSTITUTION: DENALI CAPITAL LLC, Managing Member of DC Funding Partners, portfolio manager for DENALI CAPITAL CLO 1, LTD.
By:	/S/
NAME OF INSTITUTION: DIVERSIFIED CREDIT PORTFOLIO LTD.
By:	INVESCO Senior Secured Management, Inc.
By:	/S/
NAME OF INSTITUTION: DRYDEN LEVERAGE LOAN CDO 2002-II
By:	Prudential Investment Management, Inc.
By:	/S/
NAME OF INSTITUTION: EATON VANCE CDO III, LTD.
By:	Eaton Vance Management, Investment Advisor
By:	/S/
NAME OF INSTITUTION: EATON VANCE CDO IV, LTD.
By:	Eaton Vance Management, Investment Advisor
By:	/S/
NAME OF INSTITUTION: EATON VANCE INSTITUTIONAL SENIOR LOAN FUND
By:	Eaton Vance Management, Investment Advisor
By:	/S/

NAME OF INSTITUTION: EATON VANCE SENIOR INCOME TRUST
By:	Eaton Vance Management, Investment Advisor
By:	/S/
NAME OF INSTITUTION: ERSTE BANK
By:	/S/
NAME OF INSTITUTION: GALAXY CLO 1999-1, LTD.
By:	/S/
NAME OF INSTITUTION: GENERAL ELECTRIC CAPITAL CORPORATION
By:	/S/
NAME OF INSTITUTION: GRAYSON & CO.
By:	Boston Management and Research, Investment Advisor
By:	/S/
NAME OF INSTITUTION: HAMILTON CDO, LTD.
By:	Stanfield Capital Partners LLC, Collateral Manager
By:	/S/
NAME OF INSTITUTION: HARBOUR TOWN FUNDING LLC
By:	/S/
NAME OF INSTITUTION: INVESCO CBO 2000-1 LTD.
By:	INVESCO Senior Secured Management, Inc.
By:	/S/
NAME OF INSTITUTION: INVESCO EUROPEAN CDO I.S.A.
By:	INVESCO Senior Secured Management, Inc.
By:	/S/
NAME OF INSTITUTION: JISSEKIKUN FUNDING, LTD.
By:	Pacific Investment Management Company LLC
By:	/S/

NAME OF INSTITUTION: KZH CRESCENT LLC
By:	/S/
NAME OF INSTITUTION: KZH CRESCENT-2 LLC
By:	/S/
NAME OF INSTITUTION: KZH CRESCENT-3 LLC
By:	/S/
NAME OF INSTITUTION: KZH RIVERSIDE LLC
By:	/S/
NAME OF INSTITUTION: KZH SOLEIL LLC
By:	/S/
NAME OF INSTITUTION: KZH SOLEIL-2 LLC
By:	/S/
NAME OF INSTITUTION: MADISON AVENUE CDO I, LTD.
By:	Metropolitan Life Insurance Company, as Collateral Agent
By:	/S/
NAME OF INSTITUTION: MARMER CDO 2002, LTD.
By:	/S/
NAME OF INSTITUTION: MELLON BANK, N.A.
By:	/S/
NAME OF INSTITUTION: METROPOLITAN LIFE INSURANCE COMPANY
By:	/S/
NAME OF INSTITUTION: MONUMENT CAPITAL LTD.
By:	Alliance Capital Management L.P.
By:	/S/

NAME OF INSTITUTION: NEW ALLIANCE GLOBAL CDO, LIMITED
By:	Alliance Capital Management L.P.
By:	/S/
NAME OF INSTITUTION: MORGAN STANLEY PRIME INCOME TRUST
By:	/S/
NAME OF INSTITUTION: NOMURA BOND AND LOAN FUND
By:	UFJ Trust Company of New York
By:	/S/
NAME OF INSTITUTION: NOVA CDO 2001, LTD.
By:	/S/
NAME OF INSTITUTION: OAK HILL CREDIT PARTNERS I, LIMITED
By:	Oak Hill CLO Management I, LLC
By:	/S/
NAME OF INSTITUTION: OAK HILL SECURITIES FUND, L.P.
By:	Oak Hill Securities GenPar, L.P.
By:	/S/
NAME OF INSTITUTION: OAK HILL SECURITIES FUND II, L.P.
By:	Oak Hill Securities GenPar II, L.P.
By:	/S/
NAME OF INSTITUTION: OASIS COLLATERALIZED HIGH INCOME PORTFOLIOS-1, LTD.
By:	INVESCO Senior Secured Management, Inc.
By:	/S/
NAME OF INSTITUTION: OCTAGON INVESTMENT PARTNERS II, LLC
By:	Octagon Credit Investors, LLC
By:	/S/
NAME OF INSTITUTION: OCTAGON INVESTMENT PARTNERS III, LTD.
By:	Octagon Credit Investors, LLC
By:	/S/

NAME OF INSTITUTION: OCTAGON INVESTMENT PARTNERS IV, LTD.
By:	Octagon Credit Investors, LLC
By:	/S/
NAME OF INSTITUTION: OXFORD STRATEGIC INCOME FUND
By:	Eaton Vance Management
By:	/S/
NAME OF INSTITUTION: PPM SHADOW CREEK FUNDING LLC
By:	/S/
NAME OF INSTITUTION: PPM SPYGLASS FUNDING TRUST
By:	/S/
NAME OF INSTITUTION: RIVIERA FUNDING LLC
By:	/S/
NAME OF INSTITUTION: ROSEMONT CLO, LTD.
By:	Deerfield Capital Management LLC
By:	/S/
NAME OF INSTITUTION: SANKATY ADVISORS, INC., as Collateral Manager For Brant Point CRO 1999-1 LTD., as Term Lender
By:	/S/
NAME OF INSTITUTION: SANKATY ADVISORS, LLC, as Collateral Manager For Castle Hill II—INGOTS, Ltd. as Term Lender
By:	/S/
NAME OF INSTITUTION: SANKATY ADVISORS, LLC, as Collateral Manager For Great Point CLO 1999-1 LTD. as Term Lender
By:	/S/
NAME OF INSTITUTION: SANKATY HIGH YIELD PARTNERS III, P.A.
By:	/S/
NAME OF INSTITUTION: SARATOGA CLO, LIMITEDPART VI
By:	INVESCO Senior Secured Management, Inc.
By:	/S/

NAME OF INSTITUTION: SAWGRASS TRADING LLC
By:	/S/
NAME OF INSTITUTION: SCUDDER FLOATING RATE FUND
By:	/S/
NAME OF INSTITUTION: SENIOR DEBT PORTFOLIO
By:	Boston Management and Research
By:	/S/
NAME OF INSTITUTION: SEQUILS-CUMBERLAND I, LTD.
By:	Deerfield Capital Management LLC
By:	/S/
NAME OF INSTITUTION: SEQUILS-LIBERTY, LTD.
By:	INVESCO Senior Secured Management, Inc.
By:	/S/
NAME OF INSTITUTION: SEQUILS-MAGNUM, LTD (#1280)
By:	Pacific Investment Management Company LLC
By:	/S/
NAME OF INSTITUTION: SEQUILS I, LTD.
By:	TCW Advisors, Inc.
By:	/S/
NAME OF INSTITUTION: SEQUILS IV, LTD.
By:	TCW Advisors, Inc.
By:	/S/
NAME OF INSTITUTION: SIERRA CLO I
By:	/S/
NAME OF INSTITUTION: STARFIELD ABRITRAGE CDO, LTD.
By:	Stanfield Capital Partners LLC
By:	/S/

NAME OF INSTITUTION: STANFIELD CLO LTD.
By:	Stanfield Capital Partners LLC
By:	/S/
NAME OF INSTITUTION: STANFIELD QUATTRO CLO, LTD.
By:	Stanfield Capital Partners LLC
By:	/S/
NAME OF INSTITUTION: STANFIELD/RMF TRANSATLANTIC CDO LTD.
By:	Stanfield Capital Partners LLC
By:	/S/
NAME OF INSTITUTION: STEIN ROE & FARNHAM CLO 1 LTD.
By:	Stein Roe & Farnham Inc.
By:	/S/
NAME OF INSTITUTION: SUNAMERICA LIFE INSURANCE COMPANY
By:	/S/
NAME OF INSTITUTION: TCW SELECT LOAN FUND, LIMITED
By:	TCW Advisors, Inc.
By:	/S/
NAME OF INSTITUTION: THE BANK OF NEW YORK
By:	/S/
NAME OF INSTITUTION: SUMITOMO TRUST & BANKING CO., LTD.
By:	/S/
NAME OF INSTITUTION: TORONTO DOMINION (TEXAS), Inc.
By:	/S/
NAME OF INSTITUTION: US BANK NATIONAL ASSOCIATION
By:	/S/

NAME OF INSTITUTION: VAN KAMPEN SENIOR INCOME TRUST
By:	Van Kampen Investment Advisory Corp.
By:	/S/
NAME OF INSTITUTION: WACHOVIA BANK, N.A.
By:	/S/
NAME OF INSTITUTION: WINDSOR LOAN FUNDING, LIMITED
By:	Stanfield Capital Partners LLC
By:	/S/
NAME OF INSTITUTION: WRIGLEY CDO, LTD. (#1285)
By:	Pacific Investment Management Company LLC
By:	/S/

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  Exhibit 4.10.5